Exhibit 4(a)

                                                      Includes Amendment No. 1

                               THE EASTERN COMPANY
                      1995 EXECUTIVE STOCK INCENTIVE PLAN


   1. Purpose. The purpose of this Plan is to promote the interests of The Eastern Company and its shareholders by providing a method whereby executives and other key employees of the Company may become owners of the Company's common stock by the exercise of Incentive Stock Options or Non-qualified Stock Options or the grant of shares of Restricted Stock, and thereby increase their proprietary interest in the Company's business, encourage them to remain in the employ of the Company and increase their personal interest in its continued success and progress. In addition, another purpose of the Plan is to promote the interests of the Company by providing a method whereby non-employee directors of the Company may become owners of the Company's common stock by the exercise of Non-qualified Stock Options, and thereby encourage qualified individuals to become members of the Board of Directors of the Company.


   2.   Definitions.     As used herein, the following terms shall have the
following meanings:

   (a) Award shall mean the grant of an Incentive Stock Option, a Non-qualified Stock Option or Restricted Stock as authorized by Section 4.

   (b) Award Agreement shall mean an agreement described in Section 7 of the Plan which is entered into between the Company and an Employee or a Non-employee Director and which sets forth the terms, conditions and limitations applicable to an Award granted hereunder.

   (c)   Board shall mean the board of directors of The Eastern Company.

   (d)   Code shall mean the Internal Revenue Code of 1986, as amended.

   (e) Committee shall mean the Incentive Compensation Committee of the Board or any successor committee with substantially the same responsibilities.

   (f) Company shall mean The Eastern Company and each "parent or subsidiary corporation" of The Eastern Company (as those terms are defined in Section 424 of the Code).

   (g) Disability shall mean the inability of an Employee or Non-employee Director to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death and which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as defined in Section 22(e)(3) of the Code.









   (h) Eastern Common Stock shall mean the common stock, no par value, of The Eastern Company.

   (i)   Employee shall mean an employee of the Company.

   (j) Fair Market Value shall mean the reported price at which Eastern Common Stock was last traded on the day on which such value is to be determined (or, if there are no reported trades on such day, the last previous day on which there was a reported trade).

   (k) Incentive Stock Option shall mean a Stock Option which complies with all of the requirements for incentive stock options set forth in Section 422 of the Code and which may be issued pursuant to Section 6.1.

   (l) Non-employee Director shall mean a director of The Eastern Company who is not an Employee.

   (m) Non-qualified Stock Option shall mean a Stock Option which does not comply with all of the requirements for incentive stock options set forth in
Section 422 of the Code and which may be issued pursuant to Section 6.1 or
Section 6.3.

   (n) Restricted Stock shall mean shares of Eastern Common Stock which have certain restrictions attached to the ownership thereof and which may be issued pursuant to Section 6.2.

   (o) Stock Option shall mean a right granted pursuant to the Plan to purchase a specified number of shares of Eastern Common Stock at a specified price during a specified period of time. Stock Options may be either Incentive Stock Options or Non-qualified Stock Options.


   3.  Administration.

   (a) In order to administer the issuance of Awards to Employees pursuant to the Plan, there shall be a Committee which is appointed by the Board and which consists of not less than three non-employee directors of the Company, each of whom shall be a "disinterested person" as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission, as it may be amended from time to time. Subject to the express provisions of the Plan, the Committee shall select the Employees to be granted Awards, shall determine the number of shares subject to each Award, shall determine the time or times when each














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Award will be granted, shall determine the time or times within which any
Stock Options may be exercised or any restrictions on shares of Restricted Stock may lapse, and shall determine the form and content of the Award Agreements (including, but not limited to, such terms, conditions and limitations as the Committee may deem to be required by applicable law).

   The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board, to interpret the provisions of the Plan and administer the issuance of Awards to Employees under the Plan. All decisions of the Committee hereunder shall be either by the affirmative vote of a majority of the members of the Committee at a meeting called for such purpose or by a writing signed by all of the members of the Committee. Subject to any applicable provisions of the Company's bylaws, all such decisions shall be final and binding on all persons including the Company, its shareholders, employees and optionees.

   (b) In order to administer the issuance of Non-qualified Stock Options to Non-employee Directors pursuant to the Plan, the Secretary of the Company shall take all steps necessary or desirable to carry out the provisions of the Plan. Subject to the express provisions of the Plan, the Secretary of the Company shall issue Non-qualified Stock Options to Non-employee Directors at the time or times set forth in, and in accordance with the terms of, the Plan, and shall determine the form and content of the Award Agreements (including, but not limited to, such terms, conditions and limitations as the Secretary shall deem to be required by the Plan or applicable law). Notwithstanding anything else herein to the contrary, the Secretary of the Company shall exercise no discretion regarding the administration of the grant of Non-qualified Stock Options to Non-employee Directors, the eligibility of Non-employee Directors to participate in the Plan, the time when Non-qualified Stock Options shall be granted to such Non-employee Directors, the number of shares subject to such Non-qualified Stock Options, the option price, or the term of such options.


   4.  Eligibility.

   (a) The Employees who shall be eligible to participate in the Plan and receive Incentive Stock Options, Non-qualified Stock Options and/or shares of Restricted Stock shall consist of those salaried officers and other key employees (whether or not directors) of the Company who are selected by the Committee.

   More than one Award may be granted to the same Employee. An Award intended as an Incentive Stock Option shall not be granted under this Plan to an











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Employee who, at the time of such grant, owns (actually and constructively)
more than ten percent (10%) of the Eastern Common Stock unless the purchase price of the shares subject to such Incentive Stock Option is at least one hundred ten percent (110%) of the fair market value of the shares at the time of the granting of the Incentive Stock Option and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date it is granted.

   (b) Each Non-employee Director of the Company who is first elected to the Board on or after the date on which this Plan is approved by the shareholders of the Company shall automatically be granted, on the first business day of the calendar month following his election, a Non-qualified Stock Option to purchase 11,250 shares of Eastern Common Stock. Notwithstanding anything else herein to the contrary, a Non-employee Director elected to consecutive terms of office shall not be granted a Non-qualified Stock Option upon his reelection. However, a Non-employee Director elected to non-consecutive terms of office shall be granted a Non-qualified Stock Option upon his reelection following the period during which he was not a member of the Board.

   The Non-qualified Stock Options granted to a Non-employee Director of the Company under the terms of this Plan shall be in lieu of any Non-qualified Stock Options which the Non-employee Director may be eligible to receive under the terms of The Eastern Company 1989 Executive Stock Incentive Plan (the "1989 Plan"). On and after the date of adoption of this Plan, no Non-qualified Stock Options will be granted to any Non-employee Directors under the terms of the 1989 Plan.


   5. Shares Subject to the Plan. The shares subject to the Awards granted under this Plan shall be authorized but unissued shares, or treasury shares, of Eastern Common Stock. The total amount of Eastern Common Stock which may be issued under Awards granted under this Plan shall not exceed in the aggregate 250,000 shares. If an Award lapses, expires, terminates, ceases to be exercisable or is forfeited in whole or in part, or if any stock acquired pursuant to any Award (other than one intended as an Incentive Stock Option) is reacquired by the Company without the payment of consideration, the shares subject to but not issued under such Award or so reacquired shall be available for the grant of other Awards.


   6.   Awards.  Awards may include those described in this Section 6.

      6.1   Stock Options for Employees.













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      (a)   The purchase price of the shares subject to each Incentive Stock
Option granted to an Employee shall not be less than one hundred percent (100%) of the Fair Market Value of Eastern Common Stock at the time of the granting of the Stock Option. The purchase price of the shares subject to each Non-qualified Stock Option granted to an Employee shall be established by the Committee at the time of the granting of the Non-qualified Stock Option.

      (b) The term of a Stock Option granted to an Employee shall expire on such date as is determined by the Committee; provided, however, that no Incentive Stock Option shall be exercisable in whole or in part after ten years from the date it is granted.

      Each Stock Option granted under this Plan may be exercised only during the continuation of the optionee's employment with the Company, except as provided in Section 6.1(c) hereof. The Committee may, in its discretion, provide that a Stock Option granted to an Employee may not be exercised in whole or in part for any period or periods of time specified by the Committee.


      An Employee's exercise of a Non-qualified Stock Option shall not affect the exercise of any Incentive Stock Option.

      (c) Any Stock Option, the period of which has not theretofore expired, shall terminate at the time of the death of the optionee, or at the time of the termination for any reason of his employment with the Company, and no shares may thereafter be issued pursuant to such Stock Option; provided, however, that, subject to the condition that no Incentive Stock Option may be exercised in whole or in part after ten years from the date it is granted:

         (i) upon such a termination of employment (other than by death), the optionee may, within three months after the date of such termination, exercise such Stock Option in whole or in part; provided, however, that: (A) if such termination is due to Disability, such three month period shall be extended to one year; and (ii) if an optionee terminates employment due to retirement at or after attaining age sixty-five (65), such three month period shall be extended to one year; and

         (ii) upon the death of any optionee either prior to such a termination of employment, or within the three month or one year period referred to in (i) above, such optionee's estate or the person or persons to whom such optionee's rights under the Stock Option are transferred by will or the laws of descent and distribution may, within one year after the date of such optionee's death, exercise such Stock Option in whole or in part.













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      (d)   The purchase price of each share shall, at the time of exercise of any Stock Option, be paid in full in cash, or with previously acquired shares of Eastern Common Stock having an aggregate fair market value at such time equal to the purchase price, or in cash and such shares. Notwithstanding the above, in connection with the exercise of an Incentive Stock Option, payment with shares of Eastern Common Stock which constitute "statutory option stock" (as defined in Section 424(c)(3)(B) of the Code) and which were previously acquired by the optionee by the exercise of options granted under the Plan or any other stock option plan shall be permitted only if the date of such payment is at least two years from the date of grant of the options under the Plan or such other stock option plan and such shares were held by the optionee for at least one year.

      (e) Upon the exercise of a Stock Option, a certificate or certificates representing the shares of Eastern Common Stock so purchased shall be delivered to the person entitled thereto.

      (f) An optionee shall have no rights as a shareholder with respect to shares subject to his Stock Option until such shares are issued to him and are fully paid, and no adjustment will be made for dividends or other rights for which the record date is prior thereto.

      (g) Each Stock Option granted under this Plan shall by its terms be non-transferable by the optionee other than by will or the laws of descent and distribution and, during the lifetime of the optionee, be exercisable only by him.

      6.2   Restricted Stock for Employees.

      (a) Restricted Stock are shares of Eastern Common Stock that are issued to an Employee and are subject to such terms, conditions and restrictions as the Committee deems appropriate. Such terms, conditions and restrictions may include, but are not limited to, restrictions upon the sale, assignment, transfer or other disposition of the Restricted Stock. The Committee may provide for the lapse of any such terms, conditions and restrictions, or may waive any such terms, conditions or restrictions, based on such factors or criteria as the Committee may determine.

      (b) If an Employee receives a grant of Restricted Stock, and if the Employee desires to accept such grant, then the Employee shall pay to the Company, in cash, an amount determined by the Committee. In the event of the grant of Restricted Stock representing issued shares of Eastern Common Stock or shares of Eastern Common Stock having no par value, such amount may be greater than or equal to zero. In the event of the grant of Restricted Stock representing authorized but unissued shares of Eastern Common Stock having a










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par value, such amount shall not be less than the par value of the shares of
Restricted Stock so granted. Such amount may be paid at any time prior to the sixtieth (60th) day following the lapse of the restrictions applicable to the shares of Restricted Stock.

      (c) After receipt of any payment required by the Committee in connection with the grant of shares of Restricted Stock, or as of the date of grant of shares of Restricted Stock if no such payment is required, then the Company shall issue to the Employee a certificate or certificates representing the shares of Restricted Stock so granted. The certificates shall be imprinted with a legend stating that the shares of Eastern Common Stock represented thereby may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of this Plan, and each transfer agent of the Eastern Common Stock shall be informed of such restrictions. In aid of such restrictions, the Employee shall, immediately upon receipt of the certificate or certificates, deposit such certificate or certificates (together with a stock power or instrument of transfer appropriately endorsed in blank) with the Secretary of the Company to be held in escrow. In the event the restrictions applicable to such shares of Restricted Stock lapse, the certificate or certificates shall be delivered to the Employee free and clear of all such restrictions. In the event the shares of Restricted Stock are forfeited, the certificate or certificates shall be delivered to the Company.

      (d) Upon issuance of a certificate or certificates representing shares of Restricted Stock in accordance with the provisions of Section 6.2(c), the Employee shall thereupon be deemed to be a shareholder with respect to all of the shares of Eastern Common Stock represented by such certificate or certificates. The Employee shall thereafter have, with respect to such shares of Restricted Stock, all of the rights of a shareholder of the Company (including the right to vote the shares of Restricted Stock and the right to receive any cash or stock dividends on such Restricted Stock).

      (e) In the event that an Employee terminates his employment with the Company, then any shares of Restricted Stock still subject to restrictions on the date of such termination of employment shall automatically be forfeited.

      (f) Each share of Restricted Stock granted under this Plan shall by its terms be non-transferable by the Employee, other than by will or the laws of descent and distribution, until the restrictions applicable to such shares have lapsed. While shares of Restricted Stock remain subject to restrictions, all rights with respect to such shares shall be exercisable during an Employee's lifetime only by him.













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      6.3   Non-qualified Stock Options for Non-employee Directors

      (a) The purchase price of the shares subject to each Non-qualified Stock Option granted to a Non-employee Director shall be one hundred percent (100%) of the Fair Market Value of Eastern Common Stock at the time of the granting of the Stock Option.

      (b) The term of a Non-qualified Stock Option granted to a Non-employee Director shall expire ten years and one month from the date it is granted.

      Each Non-qualified Stock Option granted to a Non-employee Director under this Plan may be exercised only during the continuation of the optionee's service as a Non-employee Director, except as provided in Section 6.3(c) hereof. A Non-qualified Stock Option granted to a Non-employee Director may be exercised in whole at any time, or in part from time to time, during its term.

      (c) Any Non-qualified Stock Option granted to a Non-employee Director, the period of which has not theretofore expired, shall terminate at the time of the death of the optionee, or at the time of the termination of his service as a member of the Board, and no shares may thereafter be issued pursuant to such Stock Option; provided, however, that, subject to the condition that no Non-qualified Stock Option granted to a Non-employee Director may be exercised in whole or in part after ten years and one month from the date it is granted:

         (i) upon such a termination of service as a director (other than by death), the optionee may, within three months after the date of such termination, exercise such Stock Option in whole or in part; provided, however, that: (A) if such termination is due to Disability, such three month period shall be extended to one year; and (ii) if an optionee terminates service as a director at or after attaining age sixty-five (65), such three month period shall be extended to one year with respect to any Non-qualified Stock Options granted to the optionee as the result of his service as a Non-employee Director; and

         (ii) upon the death of any optionee either prior to such a termination of service as a director, or within the three month or one year period referred to in (i) above, such optionee's estate or the person or persons to whom such optionee's rights under the Non-qualified Stock Option are transferred by will or the laws of descent and distribution may, within one year after the date of such optionee's death, exercise such Non-qualified Stock Option in whole or in part.














                                         -8-



      (d) The purchase price of each share shall, at the time of exercise of any Non-qualified Stock Option, be paid in full in cash, or with previously acquired shares of Eastern Common Stock having an aggregate fair market value at such time equal to the purchase price, or in cash and such shares.

      (e) Upon the exercise of a Non-qualified Stock Option, a certificate or certificates representing the shares of Eastern Common Stock so purchased shall be delivered to the person entitled thereto.

      (f) An optionee shall have no rights as a shareholder with respect to shares subject to his Non-qualified Stock Option until such shares are issued to him and are fully paid, and no adjustment will be made for dividends or other rights for which the record date is prior thereto.

      (g) Each Non-qualified Stock Option granted to a Non-employee Director under this Plan shall by its terms be non-transferable by the optionee other than by will or the laws of descent and distribution and, during the lifetime of the optionee, be exercisable only by him.


   7. Award Agreements. Each Award granted under this Plan shall be evidenced by an Award Agreement setting forth the number of shares of Eastern Common Stock subject to the Award, and such other terms and conditions applicable to the Award as are required by or are consistent with the terms of the Plan. By acceptance of an Award, each Employee or Non-employee Director (as the case may be) thereby agrees to such terms and conditions and to the terms of this Plan pertaining thereto.


   8. Term of Plan. This Plan shall terminate ten years after the date of its approval by the shareholders of the Company or its adoption by the Board, whichever date is earlier, or upon any earlier termination date established by action of the Board, and no Awards shall be granted thereafter. Such termination shall not affect the validity of any Awards then outstanding.


   9.  Exercise of Awards.

   (a) The exercise of any Award shall be by written notice to the Committee which shall contain the following statement:

   "By virtue of my position with The Eastern Company, I have access to the kind of financial and other information about The Eastern Company as would be contained in a registration statement filed under the Securities Act of 1933."












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   (b)   In the absence of an effective registration statement under the
Securities Act of 1933, as amended, (the "Act") at the time of the grant of an Award, each Employee or Non-employee Director (as the case may be), by accepting the Award, represents and agrees for himself, his estate and his transferees by will or under the laws of descent and distribution that all shares of stock acquired pursuant thereto shall be acquired for investment and not with a view to further distribution or for purposes of resale. Exercise of any Award shall be by written notice which, in the absence of an effective registration statement under the Act, shall contain a statement in substantially the following form:

   "I am acquiring these shares for my own account for investment and not with a view toward distribution in a manner which would require registration under the Securities Act of 1933, and I do not presently have any reason to anticipate any change in my circumstances or other particular occasion or fact which would cause me to sell the shares being acquired. I agree that the certificates representing these shares, in the absence of such an effective registration statement, may be marked with a legend reading as follows:

      'The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Company that registration is not required under said Act.'"

   To the extent required by the securities laws, all shares acquired pursuant to any Award shall be marked with the foregoing legend.


   10.  Adjustment of Shares Subject to Award and Exercise Price.

   (a) Subject to any required action by the Company's shareholders, the number of shares of Eastern Common Stock subject to each outstanding Award, and the exercise price per share thereof in each such Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Eastern Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on such common stock) or any other increase or decrease in the number of such shares effected without receipt of full consideration by the Company.
















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   (b)  Subject to any required action by the Company's shareholders, the aggregate number of shares of Eastern Common Stock subject to this Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Eastern Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on such common stock) or any other increase or decrease in the number of such shares effected without receipt of full consideration by the Company.

   (c) Subject to any required action by the Company's shareholders, if the Company shall be the surviving corporation in any reorganization or consolidation, each outstanding Award shall pertain to and apply to the securities to which a holder of the number of shares of Eastern Common Stock subject to the Award would have been entitled as a result of such reorganization or consolidation.

   (d) In the event of a change in Eastern Common Stock, as presently constituted, which is limited to a change of all of its authorized shares into the same number of shares with par value or with a different par value or without par value, the shares resulting from any such change shall be deemed to be the common stock subject to the Plan.

   (e) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board whose determination in that respect, including any determination of the value of consideration received for shares, shall be final, binding and conclusive; provided, however, that no Incentive Stock Option granted pursuant to this Plan shall be adjusted in a manner that causes the Stock Option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.


   11. Amendments and Discontinuance. The Board may amend, suspend or discontinue the Plan, but may not, without the prior approval of the Company's shareholders, make any amendment which operates: (a) to abolish the Committee, change the qualification of its members or withdraw its authority to interpret or administer the Plan as regards the issuance of Awards to Employees; (b) to make any material change in the class of eligible Employees or Non-employee Directors under the Plan; (c) to increase the total number of shares for which Awards may be granted under the Plan except as permitted by the provisions of Section 10 hereof; (d) to extend the term of the Plan; (e) to extend the maximum Incentive Stock Option period or to change the Non-qualified Stock Option period for Non-employee Directors; or (f) to decrease the minimum Incentive Stock Option price or to change the Non-qualified Stock Option price for Non-employee Directors.












                                          -11-



   Notwithstanding the above, however, in no event may the Board amend any of the following provisions of the Plan more than once every six months (other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder): (a) the provisions of Section 4(b) of the Plan designating those Non-employee Directors who will be granted Non-qualified Stock Options under the Plan, the date on which the options will be granted, and the number of shares subject to the options; and (b) the provisions of Section 6.3 setting the purchase price of the shares subject to the Non-qualified Stock Options.


   12. Continuance of Employment. Neither the Plan nor the granting of any Award hereunder shall impose any obligation to continue the employment of any Employee by the Company or retain any Non-employee Director as a member of the Board.


   13. Tax Withholding. The Company shall have the power to withhold, or require an optionee to remit to the Company, an amount sufficient to satisfy Federal, state and local withholding tax requirements on any Award granted under the Plan. To the extent permissible under applicable tax, securities and other laws, the Company may, in its sole discretion, permit the Employee or the Non-employee Director (as the case may be) to satisfy a tax withholding requirement by directing the Company to apply shares of Eastern Common Stock to which he is entitled as a result of the exercise of a Stock Option or the lapse of restrictions on shares of Restricted Stock.


   14. Required Notifications by Optionee. If any optionee shall dispose of shares of Eastern Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (whereby the optionee makes a disqualifying disposition of the shares before expiration of the applicable holding periods), then such optionee shall notify the Company of such disqualifying disposition within ten days of the disposition.


   15.   Limits of Liability.

   (a) Any liability of the Company to any Employee or Non-employee Director with respect to an Award shall be based solely upon the contractual obligations created by the Plan and the Award Agreement.

   (b) Neither the Company, nor any member of the Board or the Committee, nor any other person participating in the determination of any question under the Plan or the interpretation, administration or application of the Plan,










                                           -12-



shall have any liability to any party for any action taken or not taken, in good faith, under the Plan.


   16. Governing Law. The Plan, and all Award Agreements hereunder, shall be construed in accordance with the laws of the State of Connecticut.


   17. Effective Date. The Plan shall become effective only if and when approved by the Company's shareholders at their annual meeting to be held on April 26, 1995.





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